    As filed with the Securities and Exchange Commission on October 16, 2002.

                           Registration No. 33-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              --------------------

                               ADOLOR CORPORATION
             (Exact name of Registrant as specified in its charter)

                                              620 Pennsylvania Drive

       Delaware                              Exton, Pennsylvania 19341                        31-1429198
(State of Incorporation)         (Address of principal executive offices)(Zip Code)        (I.R.S. Employer
                                                                                           Identification No.)

      ADOLOR CORPORATION AMENDED AND RESTATED 1994 EQUITY COMPENSATION PLAN
                     OPTION AGREEMENTS FOR BRUCE A. PEACOCK

                   SHARE GRANT AGREEMENT FOR BRUCE A. PEACOCK
      RESTRICTED STOCK AGREEMENTS FOR MAY 14, 2002 GRANTS TO 17 INDIVIDUALS

                              --------------------
                            (Full Title of the Plans)

                                Martha E. Manning
                    Senior Vice President and General Counsel

                               Adolor Corporation
                             620 Pennsylvania Drive

                            Exton, Pennsylvania 19341
                     (name and address of agent for service)

                                 (484) 595-1500

          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                           James A. Lebovitz, Esquire
                                     Dechert

                            4000 Bell Atlantic Tower
                                1717 Arch Street

                      Philadelphia, Pennsylvania 19103-2793
                                 (215) 994-4000

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                   Proposed                Proposed
Title of                       Amount              maximum                 maximum                    Amount of
securities                     to be               offering                aggregate                  registration
to be registered(1)            registered          price per share         offering price             fee
----------------------------------------------------------------------------------------------------------------------
Amended and Restated 1994
Equity Compensation Plan        800,000 shares      $13.46 (3)              $10,768,000                $991
("Plan"), Common Stock,  par   (2)
value $.0001 per share
----------------------------------------------------------------------------------------------------------------------
Option Agreements,
Common Stock,  par value        540,000 shares      $13.46 (3)              $7,268,400                 $669
$.0001 per share
----------------------------------------------------------------------------------------------------------------------
Share Grant,
Common Stock, par value           5,000 shares      $14.81 (4)              $74,050                    $7
$.0001 per share
----------------------------------------------------------------------------------------------------------------------
Restricted Stock Agreements,
Common Stock,  par value         18,781 shares (5)  $13.54 (6)              $254,295                   $24
$.0001 per share
----------------------------------------------------------------------------------------------------------------------

Total Registration            1,363,781 shares                              $18,364,745                $1,691
----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement registers the offer and/or sale of an aggregate of 1,363,781 shares of common stock, par value $.0001 per share, of the registrant ("Common Stock") currently reserved for issuance under the Adolor Corporation Amended and Restated 1994 Equity Compensation Plan (the "Plan"), and in connection with the Option Agreements for Bruce Peacock executed as of April 23, 2002 (the "Option Agreements"), the Agreement for Bruce Peacock executed April 22, 2002 ("Peacock Share Grant") and Memoranda to various individuals executed on May 14, 2002 ("Restricted Stock Agreements"). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the number of shares registered hereby includes such additional number of shares of Common Stock as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) A total of 3,040,015 shares of Common Stock have previously been registered with respect to the Plan. The most recent prior registration was of 600,000 shares of Common Stock (Registration No. 333-62428).

(3) A maximum offering price of $13.46 was estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act solely for the purposes of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on October 10, 2002, as reported on the National Association of Securities Dealers' Automated Quotation System National Market.

(4) The maximum offering price of the 5,000 shares of Common Stock granted in accordance with the Peacock Share Grant registered herewith was computed pursuant to Rule 457(h) based on the actual offering price of the Common Stock heretofore granted.

(5) Up to 18,781 total shares of restricted Common Stock are being registered. The awards of restricted Common Stock were each made on May 14, 2002, to the following individuals in the following amounts: John Buehler (493 shares), Diane Dehaven-Hudkins (437 shares), John Farrar (4,127 shares), Carrie Frey (821 shares), Deanne Garver (1,394 shares), Linda Harver (683 shares), Connie Hughes (63 shares), David Jackson (1,380 shares), Virendra Kumar (336 shares), Vera Kutny (52 shares), Gwen Melincoff (2,234 shares), Andrew Reddick (3,917 shares), Peter Schied (979 shares), William Schmidt (1,416 shares), Stan Szpindor (306 shares), Lizanne Wentz (104 shares), and Carol Wolf (39 shares).

(6) The maximum offering price of the 18,781 shares of Common Stock granted under the Restricted Stock Agreements registered herewith was computed pursuant to Rule 457(h) based on the actual offering price of the Common Stock heretofore granted.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing information specified in Part I of Form S-8 will be sent or given to all employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The following documents, heretofore filed by Adolor Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement, except as superseded or modified as described herein:

       a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on April 1, 2002, which contains audited financial statements for the Registrant.

       b. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002.

       c. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed on August 13, 2002.

       d.   The Registrant's Current Report on Form 8-K, filed on August 13,
            2002.

       e. The Registrant's Current Report on Form 8-K, filed on September 30, 2002.

       f.   The Registrant's Current Report on Form 8-K, filed on October 16,
            2002.

       g. The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form S-1, dated February 8, 2000, filed pursuant to Section 12 of the Exchange Act.

       h. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other incorporated document subsequently filed, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            Not applicable.

Item 6.     Indemnification of Directors and Officers.

            Under Section 145 of the General Corporate Law of the State of Delaware, Adolor Corporation has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Adolor Corporation's bylaws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law. Adolor Corporation's certificate of incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Adolor Corporation and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Adolor Corporation, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. Adolor Corporation has obtained a policy of directors' and officers' liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.     Exemption From Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

            The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

            Exhibit Number    Description
            --------------    -----------

            4.1 The relevant portions of the Registrant's Restated Certificate of Incorporation defining the rights of holders of Common Stock (incorporated by reference to Exhibit 3.1 to the Report on Form 10-Q filed by the Registrant on August 14, 2001).

            4.2 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Report on Form 10-K filed by the Registrant on April 2, 2001).

            5.1               Opinion of Dechert.

            23.1              Consent of Independent Auditors.

            23.2 Consent of Dechert (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

            24.1              Power of Attorney (included in Signature Page).


Item 9.     Undertakings.

Undertakings required by Item 512(a)
of Regulation S-K
------------------------------------

The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by Item 512(b)
of Regulation S-K
---------------------------

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertakings required by Item 512(b)
of Regulation S-K
---------------------------

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, State of Pennsylvania, on October 16, 2002.

                                      ADOLOR CORPORATION



                                      By: /s/ Bruce A. Peacock
                                          --------------------------------------
                                          Bruce A. Peacock
                                          President, Chief Executive Officer and
                                          Director (Principal Executive Officer)


                                      By: /s/ Peter J. Schied
                                          --------------------------------------
                                          Peter J. Schied
                                          Senior Vice President and Chief
                                          Financial Officer (Principal Financial
                                          and Accounting Officer)


                                POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints Bruce A. Peacock and Peter J. Schied and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and the date indicated on October 16, 2002.

/s/ Bruce A. Peacock
------------------------------------
 Bruce A. Peacock                    President, Chief Executive Officer and
                                     Director (Principal Executive Officer)


/s/ Peter J. Schied
------------------------------------
 Peter J. Schied                     Senior Vice President and Chief Financial
                                     Officer (Principal Financial and Accounting
                                     Officer)


/s/ Ellen M. Feeney
------------------------------------
 Ellen M. Feeney                     Director


/s/ Paul Goddard
------------------------------------
 Paul Goddard                        Director


/s/ David M. Madden
------------------------------------
 David M. Madden                     Director


/s/ Robert T. Nelsen
------------------------------------
 Robert T. Nelsen                    Director


/s/ Claude H. Nash
------------------------------------
 Claude H. Nash                      Director